Exhibit 5.1

Linklaters LLP 20 Ropemaker Street London EC2Y 9AR Telephone (+44) 20 7456 2000 Facsimile (+44) 20 7456 2222 DX Box Number 10 CDE

To:

The Directors
Rio Tinto Finance (USA) Inc.
4700 Daybreak Parkway
South Jordan
Utah 84009
United States of America

The Directors
Rio Tinto Finance (USA) Limited
Level 43, 120 Collins Street
Melbourne
Victoria 3000
Australia

The Directors
Rio Tinto Limited
Level 43, 120 Collins Street
Melbourne
Victoria 3000
Australia
The Directors Rio Tinto Finance (USA) plc 6 St. James’s Square London SW1Y 4AD United Kingdom The Directors Rio Tinto plc 6 St. James’s Square London SW1Y 4AD United Kingdom

7 May 2026
Our Ref	L-372547

Rio Tinto Finance (USA) Inc., Rio Tinto Finance (USA) Limited (ACN 062 129 551) and Rio Tinto Finance (USA) plc
Registration Statement on Form F-3 in respect of debt securities
1We have acted as English legal advisers to Rio Tinto Finance (USA) Inc., a company incorporated under the laws of the State of Delaware, United States of America, Rio Tinto Finance (USA) plc, a company incorporated under the laws of England, Rio Tinto Finance (USA) Limited, a company incorporated under the laws of the State of Victoria, Commonwealth of Australia (together with Rio
This communication is confidential and may be privileged or otherwise protected by work product immunity.
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1Tinto Finance (USA) Inc. and Rio Tinto Finance (USA) plc, the “Issuers”), Rio Tinto plc, a company incorporated under the laws of England (“Rio Tinto plc”) and Rio Tinto Limited, a company incorporated under the laws of the State of Victoria, Commonwealth of Australia (“Rio Tinto Limited” and, together with Rio Tinto plc, the “Guarantors”), in connection with the automatic shelf registration statement on Form F-3 filed with the United States Securities and Exchange Commission on 7 May2026 (the “Registration Statement”) relating to the registration under the United States Securities Act of 1933 (the “Act”) of (i) an indeterminate amount of the Issuers’ debt securities (the “Debt Securities”), which, if issued, will be unconditionally guaranteed as to payment of principal, premium, if any, and interest (the “Guarantees”) by each of the Guarantors and (ii) the Guarantees. The Debt Securities may be issued from time to time pursuant to the Indenture (as defined in the Schedule to this opinion). We have taken instructions solely from the Issuers and the Guarantors.
2This opinion is limited to English law as applied by the English courts in effect on the date of this opinion. It is given on the basis that it, and all matters relating to it, will be governed by, and that it (including all terms used in it) will be construed in accordance with, English law. In particular, we express no opinion on matters of federal law of the United States or Australia, the laws of any State of the United States or Australia or the laws of any other jurisdiction. We have not been asked to, and we do not, express any opinion as to any taxation matters. This opinion is also given on the basis that we undertake no responsibility to notify you of any change in English law or otherwise to update this opinion in any respect after the date of this opinion.
3For the purpose of this opinion, we have examined the documents listed and, where appropriate, defined in the Schedule to this opinion.
4We have assumed that:
4.1all copy documents conform to the originals and all originals are genuine and complete;
4.2each signature is the genuine signature of the individual concerned;
4.3(except in the case of Rio Tinto plc and Rio Tinto Finance (USA) plc) all relevant documents are within the capacity and powers of, and have been validly authorised by, each party;
4.4(in the case of each party) those documents have been or (in the case of the Debt Securities) will be validly executed and delivered by the relevant party;
4.5the Minutes and Resolutions (as defined below) and other corporate documents are a true and complete record of the proceedings and/or resolutions described therein and there has been no modification of the Articles, and there was no modification of the Original Articles in force on the date of the Original Indenture or of the First Supplemental Articles in force on the date of the First Supplemental Indenture or of the Second Supplemental Articles in force on the date of the Second Supplemental Indenture or of the Third Supplemental Articles in force on the date of the Third Supplemental Indenture, in each case examined by us and referred to in the Schedule to this opinion;
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4.6the Meeting of the Chairman’s Committee of the Board of Directors of Rio Tinto plc held on 16 March 2012 (in respect of which extracts of the minutes (the “RTPLC Minutes”) have been supplied to us) and the Meetings of the Board of Directors of Rio Tinto plc held on 21 April 2004, 9 February 2010, 2 May 2017, 6 April 2020 and 18 February 2026 (in respect of which certified extracts of the minutes (together with the RTPLC Minutes, the “Guarantor Minutes”) have been supplied to us) were in each case duly convened, constituted and quorate and the resolutions referred to in the Guarantor Minutes were validly passed and remain in full force and effect without modification;
4.7the Meetings of the Board of Directors of Rio Tinto Finance (USA) plc held on 16 March 2012, 3 May 2017 and 27 April 2020 and the written resolutions of the Board of Directors of Rio Tinto Finance (USA) plc dated 29 April 2026 (in respect of which extracts of the minutes and written resolutions (the “Issuer Minutes and Resolutions” and, together with the Guarantor Minutes, the “Minutes and Resolutions”) have been supplied to us) were in each case duly convened, constituted and quorate and the resolutions referred to in the Issuer Minutes and Resolutions were validly passed and remain in full force and effect without modification; and
4.8the terms of any series of Debt Securities will not be inconsistent with the provisions of the Indenture and there will be no provision in any supplement to the Registration Statement or any other document which would affect the content of this opinion.
5Based on the documents referred to, and assumptions made, in paragraphs 3 and 4 above, and subject to the qualifications in paragraphs 6 and 7 below and to any matters not disclosed to us, we are of the following opinion:
5.1Each of Rio Tinto plc and Rio Tinto Finance (USA) plc has been incorporated and is existing as a company with limited liability under the laws of England.
5.2Each of Rio Tinto Finance (USA) plc and Rio Tinto plc has corporate power to enter into and perform its obligations under the Indenture and has taken all necessary corporate action to authorise its execution, delivery and performance of the Indenture.
6This opinion is subject to the following:
6.1It should be understood that we have not been responsible for investigating or verifying the accuracy of the facts, including statements of foreign law, or the reasonableness of any statements of opinion, contained in the Registration Statement, or that no material facts have been omitted from it.
6.2We express no opinion as to the compliance or otherwise with any financial limitations on borrowings or covenants by Rio Tinto Finance (USA) plc or Rio Tinto plc contained in the Articles.
6.3We express no opinion as to the effect of any sanctions or other similar restrictive measures in relation to any party to the Indenture or the Debt Securities or the Guarantees or any transaction contemplated thereby.
6.4Our opinion that Rio Tinto Finance (USA) plc is existing is based on the Issuer Search and the Issuer Winding-up Search. It should be noted that the Issuer Search and the Issuer Winding-up Search are not capable of revealing conclusively whether or not a winding-up or administration petition or order
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has been presented or made, a receiver has been appointed, a company voluntary arrangement has been proposed or approved, a moratorium has been applied for or has come into force or any other insolvency proceeding has commenced.
6.5Our opinion that Rio Tinto plc is existing is based on the Guarantor Search and the Guarantor Winding-up Search. It should be noted that the Guarantor Search and the Guarantor Winding-up Search are not capable of revealing conclusively whether or not a winding-up or administration petition or order has been presented or made, a receiver has been appointed, a company voluntary arrangement has been proposed or approved, a moratorium has been applied for or has come into force or any other insolvency proceeding has commenced.
7This opinion is given on the basis that there will be no amendment to or termination or replacement of the documents, authorisations and consents referred to in the Schedule to this opinion. This opinion is also given on the basis that we undertake no responsibility to notify any addressee of this opinion of any change in English law after the date of this opinion.
8We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us made under the heading “Legal Matters” in the Registration Statement. In giving this consent we do not admit that we are within the category of persons whose consent is required within Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Yours faithfully
/s/ Linklaters LLP
Linklaters LLP
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SCHEDULE
1Certified copies of (a) the Memorandum and Articles of Association of Rio Tinto Finance (USA) plc and (b) the Memorandum and Articles of Association of Rio Tinto plc, in each case in force as at the date of this opinion (together, the “Articles”).
2Certified copies of (a) the Memorandum and Articles of Association of Rio Tinto Finance (USA) plc and (b) the Memorandum and Articles of Association of Rio Tinto plc, in each case in force as at the date of execution of the Original Indenture (together, the “Original Articles”).
3Certified copies of (a) the Memorandum and Articles of Association of Rio Tinto Finance (USA) plc and (b) the Memorandum and Articles of Association of Rio Tinto plc, in each case in force as at the date of execution of the First Supplemental Indenture (together, the “First Supplemental Articles”).
4Certified copies of (a) the Memorandum and Articles of Association of Rio Tinto Finance (USA) plc and (b) the Memorandum and Articles of Association of Rio Tinto plc, in each case in force as at the date of execution of the Second Supplemental Indenture (together, the “Second Supplemental Articles”).
5Certified copies of (a) the Memorandum and Articles of Association of Rio Tinto Finance (USA) plc and (b) the Memorandum and Articles of Association of Rio Tinto plc, in each case in force as at the date of execution of the Third Supplemental Indenture (together, the “Third Supplemental Articles”).
6Extracts from the Minutes of Meetings of the Board of Directors of Rio Tinto Finance (USA) plc held on 16 March 2012, 3 May 2017 and 27 April 2020.
7Written resolutions of the Board of Directors of Rio Tinto Finance (USA) plc dated 29 April 2026.
8A copy of the executed power of attorney of Rio Tinto Finance (USA) plc dated 15 March 2012.
9Extracts from the Minutes of a Meeting of the Chairman’s Committee of the Board of Directors of Rio Tinto plc held on 16 March 2012.
10Certified extracts from the Minutes of a Meeting of the Board of Directors of Rio Tinto plc held on 21 April 2004, 9 February 2010, 2 May 2017, 6 April 2020 and 18 February 2026.
11A copy of the executed certificates delegating authority of the Chief Financial Officer of Rio Tinto plc dated 5 May 2017, 6 May 2020 and 1 May 2026.
12The Registration Statement.
13Amended and Restated Indenture dated 16 March 2012 (the “Original Indenture”), the First Supplemental Indenture dated 8 May 2017 (the “First Supplemental Indenture”), the Second Supplemental Indenture dated 6 May 2020 (the “Second Supplemental Indenture”) and the Third Supplemental Indenture dated 7 May 2026 (the “Third Supplemental Indenture” and together with the Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”) among the Issuers, the Guarantors and The Bank of New York Mellon acting as trustee.
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14The results of an online search in respect of Rio Tinto Finance (USA) plc on the Companies House Direct Service made at 14:45 on 6 May 2026 (the “Issuer Search”).
15The results of telephone searches in respect of Rio Tinto Finance (USA) plc at the Central Register of Winding-Up Petitions made at 14:54 on 6 May 2026 (the “Issuer Winding-up Search”).
16The results of an online search in respect of Rio Tinto plc on the Companies House Direct Service made at 14:45 on 6 May 2026 (the “Guarantor Search”).
17The results of telephone searches in respect of Rio Tinto plc at the Central Register of Winding-Up Petitions made at 14:54 on 6 May 2026 (the “Guarantor Winding-up Search”).
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